UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 29, 2005

KFX INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-23634	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

55 Madison Street, Suite 745 Denver, Colorado, USA	80206
(Address of principal executive offices)	(Zip Code)

(303) 293-2992

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7. Regulation FD

Item 7.01 Regulation FD Disclosure

750,000 tons per year Gillette, Wyoming Project Update

We remain on schedule to begin production at our 750,000 tons per year (TPY) Gillette, Wyoming facility in the fourth quarter of 2005. During the month of July, significant progress was made. We are now focusing our efforts on facility testing and commissioning. The structural steel for the processing structure as well as the internal hardware, equipment installation and piping for the Sasol-Lurgi components (e.g. processors and feed/product lock hoppers) are now substantially complete. We also completed various electrical and instrumentation work, the installation of water treatment equipment and piping, the construction of the main incinerator system equipment and ducting, and the installation of two depressurization vessels.

We have placed orders for steel and an option to fabricate two additional Sasol-Lurgi processing vessels and associated feed/product lock hoppers for the expansion of the Gillette facility from 750,000 TPY to 1,500,000 TPY production of K-Fuel™. Pending the receipt of steel, we expect delivery of the two processing units during the spring of 2006.

Please visit www.kfx.com for more information and to view the most recent construction photos of our 750,000 tons per year facility.

Section 8. Other Events

Item 8.01 Other Events

Please see Item 7.01 above.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Exhibit Title or Description
99	Photographs depicting plant construction and installation of processing vessels

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFx Inc.

Date: July 29, 2005	By:	/s/ Matthew V. Elledge
Matthew V. Elledge
Vice President and Chief Financial Officer

KFx INC.

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description
99	Photographs depicting plant construction and installation of processing vessels